Exhibit 99.1

Altra Reports First Quarter 2021 Results

Delivers 8.7% Revenue Growth, Margin Expansion and Strong Cash Flow

Accelerating Momentum as Economic Recovery Spreads Across Most Market Segments

Raises 2021 Revenue and Earnings Guidance

BRAINTREE, Mass., April 29, 2021 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the first quarter ended March 31, 2021.

Q1 2021 Financial Highlights

	Q1 2021	Q1 2020	YOY Change
Net sales	$472.1M	$434.2M	8.7%

•  Q1 2021 organic sales growth* was 5.4% for the combined business compared with the first quarter of 2020.

•  Excluding the impact of foreign currency translation, Q1 2021 Power Transmission Technologies (PTT) segment sales were down 1.8%; Automation & Specialty (A&S) segment sales were up 12.4% compared with the prior year.*

•  Excluding the impact of foreign currency translation, Q1 2021 North America sales up 0.6%, European Union down 2.2% and Asia-Pacific/Rest of World up 34.1% compared with the prior year.*

GAAP Net Income (Loss)	$39.2M	($116.6M)	133.6%
Non-GAAP Net Income*	$56.5M	$42.3M	33.6%
Earnings (Loss) per diluted share	$0.60	($1.81)	133.1%
Non-GAAP Earnings per diluted share*	$0.86	$0.65	32.3%
Non-GAAP Adjusted EBITDA*	$101.6M	$85.9M	18.3%
Non-GAAP Adjusted EBITDA Margin*	21.5%	19.8%	170 bps
Operating Income (Loss) Margin	13.8%	(22.6%)	364 bps
Non-GAAP Operating Income Margin*	17.8%	15.9%	190 bps
Cash Flow from Operations	$36.2M	$34.9M	3.7%
Non-GAAP Free Cash Flow*	$26.6M	$26.7M	(0.4%)
Quarter-End Leverage (Net Debt to Non-GAAP Adjusted EBITDA on unaudited proforma basis*)	3.0X	3.8X
	• Paid down $20.0 million of debt in Q1 2021 • Under the Company’s credit agreement, leverage at the end of the quarter excludes $400 million of notes.

Management Comments

“We delivered strong first quarter results that exceeded our expectations and approached pre-pandemic Q1 2019 levels – a positive indicator that a broad based economic recovery is taking hold,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “We grew revenue nearly 9% by capitalizing on demand acceleration across several end markets, including transportation, factory automation and specialty machinery, as well as broad-based strength in nearly all the geographies we serve. Our team continued to do a tremendous job managing the supply chain challenges to minimize customer disruptions and control costs. We believe our operating performance relative to delivery and lead time is a true competitive differentiator that could support our efforts to achieve share gains.

“Our strong topline performance and ongoing focus on cost management led to strong earnings and cash flow from operations. We paid down $20 million of debt and exited the quarter with 3.0x net debt to non-GAAP adjusted EBITDA leverage.  Debt pay down remains a top strategic priority and we are on track to reduce our debt by a total of $150 million in 2021 and reach our sub 3.0x leverage target by mid-year.*

“We entered Q2 with strong tailwinds at our back. The economic recovery is spreading across more segments of our business. With continued bookings momentum across our early-cycle markets and the emerging ramp-up in orders for later cycle markets, we have further conviction that, following a solid 2021, we expect to be in for a very strong run in 2022 and beyond.”

Business Outlook

“We are updating our outlook for 2021 to reflect improved visibility and growing optimism for the balance of the year,” continued Christenson. “We remain confident that we have the right talent, financial discipline, business system and market strength to ensure Altra is positioned to ride the market tailwinds and advance our long-term strategic priorities to solidify Altra as a world-class premier industrial company.”

The following guidance reflects management’s best estimate and practical assessment of the financial impact of COVID-19 to the Company’s business, at this time.

Altra is updating guidance for full year 2021 as follows:

•	Full-year 2021 sales in the range of $1,820 million to $1,850 million, up from $1,790 million to $1,830 million
•	GAAP diluted EPS in the range of $2.08 to $2.21, up from $1.97 to $2.10
•	Non-GAAP diluted EPS in the range of $3.09 to $3.24*, up from $2.95 to $3.15*
•	Non-GAAP adjusted EBITDA in the range of $380.0 million to $390.0 million*, up from $370.0 million to $385.0 million*
•	Tax rate for the full year of approximately 20.0% to 22.5% before discrete items
•	Capital expenditures in the range of $50 million to $55 million
•	Depreciation and amortization in the range of $122.0 million to $124.0 million
•	Non-GAAP free cash flow in the range of $200 million to $225 million*

*Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended March 31,
	2021	2020
Net income/(loss)	$39.2	$(116.6)

Restructuring costs	$0.9	$1.6
Acquisition related stock compensation expense	0.3	0.5
Acquisition related amortization expense	17.6	17.5
Non-cash amortization of interest rate swap expense	3.1	—
Impairment of intangible assets - trademarks	—	8.4
Cross currency interest rate swap settlement fee	—	0.9
Tax impact of above adjustments	(4.6)	(6.3)
2019 tax benefit due to income tax rate change	—	(2.8)
Impairment of intangible assets - goodwill	—	139.1
Non-GAAP net income *	$56.5	$42.3
Non-GAAP diluted earnings per share *	$0.86	$0.65

*Reconciliation of Non-GAAP Free Cash Flow

	Quarter Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$36.2	$34.9
Purchase of property, plant and equipment	(9.6)	(8.2)
Non-GAAP Free Cash Flow *	$26.6	$26.7

*Reconciliation of Net Debt

	March 31, 2021	December 31, 2020
Debt	$1,422.4	$1,443.2
Cash	(249.4)	(254.4)
Net debt*	$1,173.0	$1,188.8

*Reconciliation of Organic Sales Growth

Quarter Ended March 31, 2021
Net sales growth	8.7%
Foreign currency translation	3.3%
Organic sales growth	5.4%

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended March 31,
	2021	2020
Income/(loss) from operations	$65.1	$(98.0)
Income from operations as a percent of net sales	13.8%	-22.6%
Restructuring costs	$0.9	$1.6
Acquisition related stock compensation expense	0.3	0.5
Acquisition related amortization expense	17.6	17.5
Impairment of goodwill and intangible asset	—	147.5
Non-GAAP income from operations*	$83.9	$69.1
Non-GAAP Income from operations as a percent of net sales	17.8%	15.9%

*Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Income Margin

Selected Statement of Income Data
	Quarter Ended March 31, 2021			Quarter Ended March 31, 2020
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$472.1	$—	$472.1	$434.2	$—	$434.2
Cost of sales	300.4	—	300.4	281.2	—	281.2
Gross profit	171.7	—	171.7	153.0	—	153.0
Operating Expenses
Selling, general & administrative expenses	89.8	17.9	71.9	87.1	18.0	69.1
Impairment of goodwill and intangible asset	—	—	—	147.5	147.5	—
Research and development expenses	15.9	—	15.9	14.8	—	14.8
Restructuring costs	0.9	0.9	—	1.6	1.6	—
Income/(Loss) from Operations	$65.1	$18.8	$83.9	$(98.0)	$167.1	$69.1
GAAP and Non-GAAP Income from operations as a percent of net sales	13.8%		17.8%	-22.6%		15.9%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended March 31,
	2021	2020
Net Income/(loss)	$39.2	$(116.6)

Asset impairment and other, net	(0.1)	(2.1)
Tax expense	10.5	2.7
Interest expense	16.9	17.4
Depreciation expense	13.1	14.6
Impairment of goodwill and intangible asset	-	147.5
Acquisition related amortization expense	17.6	17.5
Stock compensation expense	3.5	3.3
Restructuring costs	0.9	1.6
Non-GAAP adjusted EBITDA	$101.6	$85.9
Non-GAAP adjusted EBITDA as a percent of net sales	21.5%	19.8%

*Reconciliation of 2021 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Projected Fiscal Year 2021 Net Income	Projected Fiscal Year 2021 Diluted EPS
Net income and diluted earnings per share	$135.6 - $144.3	$2.08 - $2.21
Restructuring costs	2.0 - 3.0
Acquisition related stock compensation expense	0.9
Acquisition related amortization expense	69.5 - 70.5
Non-cash amortization of interest rate swap expense	11.8
Tax impact of above adjustments (1) (2)	(17.7) - (19.0)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance*	$202.1 - $211.5	$3.09 - $3.24
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.0% - 22.0% by the above items

*Reconciliation of 2021 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2021
Net income	$135.6 - $144.3
Interest expense	67.0 - 68.0
Tax expense	39.4 - 36.1
Depreciation expense	52.5 - 53.5
Acquisition related amortization expense	69.5 - 70.5
Stock based compensation	14.0 - 14.6
Restructuring costs	2.0 - 3.0
Non-GAAP adjusted EBITDA*	$380.0 - $390.0

*Reconciliation of 2021 Non-GAAP Free Cash Flow Guidance:

Fiscal Year 2021
Net cash flows from operating activities	$250.0 - $280.0
Purchase of property, plant and equipment	(50.0) - (55.0)
Non-GAAP Free Cash Flow *	$200.0 - $225.0

Conference Call

The Company will conduct an investor conference call to discuss its unaudited first quarter 2021 financial results on Thursday, April 29, 2021 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (866) 209-9085 domestically or (647) 689-5687 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on April 29, 2021 through midnight on May 13, 2021. To listen to the replay, dial (800) 585-8367 domestically or (416) 621-4642 for international access (Conference ID: 3079528). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, power transmission, and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner

Electric. Headquartered in Braintree, Massachusetts, Altra has approximately 9,400 employees and 48 production facilities in 16 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In millions of dollars	March 31, 2021	December 31, 2020
Assets:	(Unaudited)
Current Assets
Cash and cash equivalents	$249.4	$254.4
Trade receivables, net	259.0	240.8
Inventories	222.7	210.4
Income tax receivable	9.3	6.9
Prepaid expenses and other current assets	40.5	35.7
Total current assets	780.9	748.2
Property, plant and equipment, net	333.2	344.2
Goodwill, net	1,575.3	1,596.0
Intangible assets, net	1,425.2	1,459.6
Deferred income taxes	2.5	4.9
Other non-current assets	13.0	14.2
Operating lease right of use asset	37.4	41.0
Total assets	$4,167.5	$4,208.1

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$172.7	$163.6
Accrued payroll	60.6	76.2
Accruals and other current liabilities	77.6	73.0
Income tax payable	15.3	17.9
Current portion of long-term debt	16.6	16.6
Operating lease liabilities	12.6	13.3
Total current liabilities	355.4	360.6
Long-term debt, net of current portion	1,388.3	1,408.1
Deferred income taxes	354.1	359.6
Pension liabilities	33.5	35.4
Long-term taxes payable	2.7	3.6
Other long-term liabilities	14.9	14.3
Operating lease liabilities, net of current portion	26.8	29.8
Total stockholders' equity	1,991.8	1,996.7
Total liabilities, and stockholders' equity	$4,167.5	$4,208.1

Reconciliation to operating working capital:
Trade receivables, net	$259.0	$240.8
Inventories	222.7	210.4
Accounts payable	(172.7)	(163.6)
Non-GAAP operating working capital*	$309.0	$287.6

Consolidated Statements of Income Data:	Quarter Ended March 31,
In millions of dollars	2021		2020
	(Unaudited)		(Unaudited)
Net sales	$472.1		$434.2
Cost of sales	300.4		281.2
Gross profit	$171.7		$153.0
Gross profit as a percent of net sales	36.4%		35.2%
Selling, general & administrative expenses	89.8		87.1
Impairment of goodwill and intangible asset	—		147.5
Research and development expenses	15.9		14.8
Restructuring costs	0.9		1.6
Income/(Loss) from operations	$65.1		$(98.0)
Income from operations as a percent of net sales	13.8%		-22.6%
Interest expense, net	16.9		17.4
Other non-operating income, net	(1.5)		(1.5)
Income/(Loss) before income taxes	$49.7		$(113.9)
Provision for income taxes	10.5		2.7
Income tax rate	21.1%		-2.4%
Net income/(loss)	$39.2		$(116.6)

Weighted Average common shares outstanding:
Basic	64.7		64.5
Diluted	65.3		64.5
Net income/(loss) per share:
Basic	$0.61		$(1.81)
Diluted	$0.60		$(1.81)

Reconciliation of Non-GAAP Income from Operations:
Income/(Loss) from operations	$65.1		$(98.0)
Restructuring costs	0.9		1.6
Acquisition related stock compensation expense	0.3		0.5
Acquisition related amortization expense	17.6		17.5
Impairment of goodwill and intangible asset	—		147.5
Non-GAAP income from operations *	$83.9		$69.1
Non-GAAP income from operations as a percent of net sales	17.8%		15.9%

Reconciliation of Non-GAAP Net Income:	`
Net income/(loss)	$39.2		$(116.6)
Restructuring costs	0.9		1.6
Acquisition related stock compensation expense	0.3		0.5
Acquisition related amortization expense	17.6		17.5
Non-cash amortization of interest rate swap expense	3.1		—
Impairment of intangible assets - trademarks	—		8.4
Cross currency interest rate swap settlement fee	—		0.9
Tax impact of above adjustments	(4.6)	(1)	(6.3)	(2)
2019 tax benefit due to income tax rate change	—		(2.8)
Impairment of intangible assets - goodwill	—		139.1
Non-GAAP net income *	$56.5		$42.3
Non-GAAP diluted earnings per share *	$0.86		$0.65

(1) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.1% by the above items.
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.8% by the above items.

Cash flows from operating activities	Year to Date Ended March 31,
In millions of dollars	2021	2020

Net income/(loss)	$39.2	$(116.6)
Adjustments to reconcile net income/(loss) to net operating cash flows:
Depreciation	13.1	14.6
Amortization of intangible assets	17.6	17.5
Amortization of deferred financing costs	1.2	1.1
Gain on foreign currency, net	(0.2)	(2.1)
Accretion of debt discount	0.1	0.1
Non-cash amortization of interest rate swap expense	3.1	—
Impairment of goodwill and intangible asset	—	147.5
Loss on disposal and other	0.1	—
Stock-based compensation	3.5	3.3
Changes in assets and liabilities:
Trade receivables	(21.5)	(4.7)
Inventories	(15.5)	(11.8)
Accounts payable and accrued liabilities	5.7	(0.9)
Other current assets and liabilities	(10.7)	(10.8)
Other operating assets and liabilities	0.5	(2.3)
Net cash provided by operating activities	36.2	34.9
Cash flows from investing activities
Purchase of property, plant and equipment	(9.6)	(8.2)
Proceeds from cross-currency interest rate swap settlement	—	56.2
Net cash (used in) provided by investing activities	(9.6)	48.0
Cash flows from financing activities
Borrowing under Revolving Credit Facility	—	100.0
Payments on Term Loan Facility	(20.0)	(6.0)
Dividend payments	(3.9)	(11.3)
Net payments on financing leases, mortgages, and other obligations	(0.4)	(0.1)
Net proceeds/(payments) from China debt	0.3	(0.6)
Shares surrendered for tax withholding	(3.1)	(1.9)
Net cash (used in) provided by financing activities	(27.1)	80.1
Effect of exchange rate changes on cash and cash equivalents	(4.5)	(3.4)
Net change in cash and cash equivalents	(5.0)	159.6
Cash and cash equivalents at beginning of period	254.4	167.3
Cash and cash equivalents at end of period	$249.4	$326.9

Reconciliation to Non-GAAP Free Cash Flow:
Net cash flows from operating activities	$36.2	$34.9
Purchase of property, plant and equipment	(9.6)	(8.2)
Non-GAAP Free Cash Flow *	$26.6	$26.7

Selected Segment Data	Quarter Ended March 31,
In millions of dollars	2021	2020
Net sales:
Power Transmission Technologies	$221.0	$216.7
Automation & Specialty	252.1	218.6
Inter-segment eliminations	(1.0)	(1.1)
Total	$472.1	$434.2

Income/(Loss) from operations:
Power Transmission Technologies	$27.8	$25.7
Automation & Specialty	41.4	(118.7)
Corporate	(3.2)	(3.4)
Restructuring costs	(0.9)	(1.6)
Total	$65.1	$(98.0)

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
In millions of dollars	Quarter Ended March 31, 2021
	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income/(loss) from operations:
Income/(loss) from operations	$27.2	$41.1	$(3.2)	$65.1
Restructuring costs	0.6	0.3	—	0.9
Acquisition related stock compensation expense	—	—	0.3	0.3
Acquisition related amortization expense	2.1	15.5	—	17.6
Total Non-GAAP Income/(loss) from operations	$29.9	$56.9	$(2.9)	$83.9
Non-GAAP Income from operations as a percentage of Segment net sales*	13.5%	22.6%		17.8%

Selected Segment Data
In millions of dollars	Quarter Ended March 31, 2020
	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income/(loss) from operations:
Income/(loss) from operations	$25.1	$(119.7)	$(3.4)	$(98.0)
Restructuring costs	0.6	1.0	—	1.6
Acquisition related stock compensation expense	—	—	0.5	0.5
Impairment of goodwill and intangible asset	—	147.5	—	147.5
Acquisition related amortization expense	2.3	15.2	—	17.5
Total Non-GAAP Income/(loss) from operations	$28.0	$44.0	$(2.9)	$69.1
Non-GAAP Income from operations as a percentage of Segment net sales*	12.9%	20.1%		15.9%

* Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis.  We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales Growth

Organic sales growth in this release excludes the impact of foreign currency translation.

Non-GAAP Net Income, Non-GAAP Diluted Earnings Per Share and Non-GAAP Diluted EPS Guidance

Non-GAAP Net Income, Non-GAAP Diluted Earnings Per Share and Non-GAAP Diluted Earnings Per Share Guidance exclude acquisition related amortization expense, impairment of goodwill and intangible assets, acquisition related stock compensation expense, restructuring costs, non-cash amortization of interest rate swap expense and other income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted).

Non-GAAP Income From Operations and Non-GAAP Operating Income Margin

Non-GAAP Income From Operations is calculated by excluding acquisition related amortization expense, impairment of goodwill and intangible assets, acquisition related stock compensation expense and restructuring costs.  Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Guidance

Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Guidance represent earnings before interest, taxes, depreciation, acquisition related amortization, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow Guidance

Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow Guidance is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash from total debt.

Forward-Looking Statements

All statements other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” and statements regarding (a) the Company’s belief that its operating performance is a competitive differentiator that can support share gains for the Company, (b) the Company’s strategic priorities continuing to be managing costs, debt pay down and solidifying the Company as a premier industrial company for the long term, (c) the Company’s expectations regarding the timing to achieve its debt goals and leverage goals, (d) the Company’s expectation that there will be a very strong run in the industrials world in 2022 and beyond (e) economic and industrial recovery and industrial trends driving such recovery and (f) assumptions underlying the Company’s guidance. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues involving the Company’s facilities or the Company’s customers, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) impairment or reduction of goodwill or intangible assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our enterprise resource planning system, (23) risks associated with the Svendborg, Stromag, and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28)  swap counterparty credit risk, including interest rate swap contracts, cross-currency swap contracts and hedging arrangements, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, and the uncertainty surrounding the implementation and effect of

Brexit and related negative developments in the European Union and elsewhere, (34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (36) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, including the impact of the pandemic on manufacturing and supply capabilities throughout the world, (37) adverse conditions in the credit and capital markets limiting or preventing the Company’s and its customers’ and suppliers’ ability to borrow or raise capital, (38) the Company’s ability to invest in new technologies and manufacturing techniques and to develop or adapt to changing technology and manufacturing techniques, (39) defects, quality issues, inadequate disclosure or misuse with respect to our products and capabilities, (40) changes in labor or employment laws, (41) the Company’s ability to recruit, retain and motivate key sales, marketing or engineering personnel, (42) unplanned repairs or equipment outages, (43) changes in the Company’s tax rates, including enactment of the Tax Cuts and Jobs Act of 2017, or exposure to additional income tax liabilities or assessments, as well as audits by tax authorities, (44) the risks associated with the Company’s ability to successfully divest or otherwise dispose of businesses that that are deemed not to fit with our strategic plan or are not achieving the desired return on investment and (45) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Investor Relations

781-917-0600

Email: ir@altramotion.com